Exhibit 99.1

B2Digital Set for Big Night of LIVE MMA as the B2 Fighting Series Heads to Macon, GA on Saturday, April 17

TAMPA, FL, April 15, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the B2 Fighting Series is ready to rock the Macon Marriott City Center in Macon, Georgia, this Saturday, April 17, with another night of hard-hitting LIVE MMA action.

What: B2 Fighting Series Macon, Amateur and Professional LIVE MMA
Where: Macon Marriott City Center in Macon, GA
When: Saturday, April 17. Doors open at 6pm ET. PPV Broadcast starts at 7pm ET.

In-person tickets for the event have nearly sold out, but interested fans can stream it live on Pay-Per-View here, or enjoy it live over the B2 Fighting Series apps on Amazon Fire TV or Apple TV.

Brandon ‘Hardrock’ Higdon, B2’s Matchmaker, commented, “Atlanta's own Cole Ferrell has been mentioned as one of the top prospects for Dana White's Contender Series. A big win over Tim Eschtruth should get him that call. Team Alpha male fighter Carlos Figueroa makes the long flight from California to take on Macon’s top 135-pound pro fighter Chase Boutwell. Ten fights on this card – every one of them has me excited. Our first event in Georgia is shaping up as an epic night of mixed martial arts!”

Saturday’s B2 Fighting Series card features a combination of ten amateur and professional bouts. The main event of the night will feature undefeated pro featherweight star, Cole Ferrell (10-0), as he takes on upset-minded veteran Judo blackbelt, Tim Eschtruth (5-3).

The card will also feature two amateur title fights and an exciting pro 135-pound matchup as Carlos Figueroa, who dropped his opponent in a stunning first-round KO in his only bout last year, comes to town to take on local rising star Chase Boutwell, fresh off a third-round submission victory in October.

“We love to come to a new town and leave our mark, and this will be our first event in Georgia since receiving our license earlier this year,” noted Greg P. Bell, Chairman & CEO of B2Digital. “We continue to see steady accelerating growth in live event revenues. Last week in Kokomo, we sold out in 40 hours and booked our highest PPV revenues at that venue ever. Pent-up demand is clearly a tailwind, but the real story is our increasingly effective crowdsourced social media marketing model. We look forward to another tremendous night of MMA action and a growing crowd of excited fans this weekend in Macon.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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